UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 3, 2011
Ormat Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32347	No. 88-0326081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6225 Neil Road, Reno, Nevada	89511-1136
(Address of Principal Executive Offices)	(Zip Code)
(775) 356-9029
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Exhibit 99.1	Press Release of the Company dated February 7, 2011.

INFORMATION TO BE INCLUDED IN THE REPORT
Item 8.01. Other Events.
On February 3, 2011, Ormat Nevada Inc. (“Ormat Nevada”), a wholly-owned subsidiary of Ormat Technologies, Inc. (the “Company”), entered into an Agreement for Purchase of Membership Interest in OPC LLC (the “Purchase Agreement”) with JPM Capital Corporation (“JPMCC”) and consummated the sale to JPMCC of all of the Class B membership interests in OPC LLC held by Ormat Nevada for a purchase price of $24.9 million. In connection with the transaction Ormat Nevada, Morgan Stanley Geothermal LLC (“Morgan Stanley,” an existing holder of membership interests in OPC LLC), and JPMCC amended and restated the OPC LLC limited liability company agreement by executing a Second Amended and Restated LLC Agreement of OPC LLC (the “Amended OPC LLC Agreement”).
OPC LLC was initially established by Ormat Nevada to hold its Desert Peak 2, Steamboat Hills, Galena 2, and Galena 3 geothermal power plants (all located in Nevada) jointly with institutional equity investors. Following the closing under the Purchase Agreement, JPMCC will hold 300 of the 1,000 outstanding Class B membership interests of OPC LLC. Ormat Nevada will continue to hold all of the 1,000 outstanding Class A membership interests of OPC LLC it previously held, and Morgan Stanley will continue to hold the 700 outstanding Class B membership interests of OPC LLC it previously held. The Purchase Agreement contains certain covenants, representations and warranties and indemnities customary for agreements of this type.
Pursuant to the Amended OPC LLC Agreement, Ormat Nevada continues to operate and maintain the power plants and initially had the right to receive all of the distributable cash flow generated by the power plants until it recovered the capital that it invested in the power plants, while Morgan Stanley and JPMCC receive substantially all of the production tax credits and the taxable income or loss, and the distributable cash flow after Ormat Nevada has recovered its capital.
Once Morgan Stanley and JPMCC reach a target after-tax yield on their investment in OPC LLC (the “Flip Date”), Ormat Nevada will receive 95% of both distributable cash and taxable income, on a going forward basis. Following the Flip Date, Ormat Nevada also has the option to buy out the Class B members’ remaining interest in OPC LLC at the then-current fair market value or, if greater, the Class B members’ capital account balances in OPC LLC. Should Ormat Nevada exercise this purchase option, it would thereupon revert to being sole owner of the power plants.
The Amended OPC LLC Agreement provides that voting rights are based on a capital structure that is comprised of Class A and Class B membership units. Ormat Nevada holds 75% of the voting rights in OPC LLC, Morgan Stanley holds 17.5% of the voting rights in OPC LLC and JPMCC holds 7.5% of the voting rights in OPC LLC. Other than in respect of customary protective rights, all operational decisions in OPC LLC are decided by the vote of a majority of the membership units.
The Amended OPC LLC Agreement contains, among other things, rights and obligations of the members, transfer provisions and governance provisions that are customary for agreements of this type.

On February 7, 2011, the Company issued a press release announcing that Ormat Nevada entered into the Purchase Agreement and the Amended OPC LLC Agreement. A copy of the Company’s press release issued in connection therewith is furnished as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit 99.1	Press Release of the Company dated February 7, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORMAT TECHNOLOGIES, INC.
By:	/s/ Yehudit Bronicki
	Name:	Yehudit Bronicki
	Title:	Chief Executive Officer

Date: February 9, 2011

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
99.1	Press Release of the Company dated February 7, 2011.